UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

NEMAURA MEDICAL INC.
(Exact name of registrant as specified in its charter)

Nevada	46-5027260
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Advanced Technology Innovation Centre
Loughborough University Science and Enterprise Parks
5 Oakwood Drive
Loughborough, Leicestershire
United Kingdom
+ 00 44 1509 222912
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

A description of the Common Stock to be registered hereunder is set forth under the caption "Description of Securities to be Registered" in the prospectus that constitutes a part of the Registrant's Registration Statement on Form S-1, File No. 333-194857 (the "Registration Statement"), initially filed with the U.S. Securities and Exchange Commission on March 28, 2014, as subsequently amended and declared effective on August 12, 2014.

Item 2. Exhibits

Under the "Instructions as to Exhibits" with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

January 19th 2018	NEMAURA MEDICAL, INC.

	By:	/s/ Dewan F.H. Chowdhury
Dewan F.H. Chowdhury
Chief Executive Officer